               >CAPITAL ONE MASTER TRUST
               >Trust Excess Spread Analysis
               >October-02

Card Trust	COMT 96-3	COMT 98-1

Deal Size	$500MM	$591MM

Expected Maturity(Class A):	1/15/2004	4/15/2008

Portfolio Yield	21.17%	21.17%

LESS: (Wt Avg) Coupon	1.93%	6.07%

SVC Fees	1.50%	1.50%

Net Charge-Offs	4.80%	4.80%

Excess Spread: Oct-02	12.93%	8.79%

Sep-02	12.80%	8.82%

Aug-02	13.79%	9.56%

3-Mo Avg Excess Spread	13.17%	9.06%

Delinquents: 30 to 59 days	1.81%	1.81%

60 to 89 days	1.25%	1.25%

90+ days	2.80%	2.80%

Gross Monthly Payment Rate	16.64%	16.64%

               >CAPITAL ONE MASTER TRUST
               >Trust Excess Spread Analysis
               >October-02

Card Trust	COMT 98-4	COMT 99-1

Deal Size	$750MM	$625MM

Expected Maturity(Class A):	11/15/2003	05/15/2004

Portfolio Yield	21.17%	21.17%

LESS: (Wt Avg) Coupon	5.02%	2.34%

SVC Fees	1.50%	1.50%

Net Charge-Offs	4.80%	4.80%

Excess Spread: Oct-02	9.84%	12.52%

Sep-02	9.89%	12.34%

Aug-02	10.61%	13.40%

3-Mo Avg Excess Spread	10.12%	12.76%

Delinquents: 30 to 59 days	1.81%	1.81%

60 to 89 days	1.25%	1.25%

90+ days	2.80%	2.80%

Gross Monthly Payment Rate	16.64%	16.64%

               >CAPITAL ONE MASTER TRUST
               >Trust Excess Spread Analysis
               >October-02

Card Trust	COMT 99-3	COMT 00-1

Deal Size	$500MM	$600MM

Expected Maturity(Class A):	7/17/2006	02/17/2003

Portfolio Yield	21.17%	21.17%

LESS: (Wt Avg) Coupon	2.51%	7.16%

SVC Fees	1.50%	1.50%

Net Charge-Offs	4.80%	4.80%

Excess Spread: Oct-02	12.35%	7.70%

Sep-02	12.17%	7.72%

Aug-02	13.24%	8.48%

3-Mo Avg Excess Spread	12.59%	7.97%

Delinquents: 30 to 59 days	1.81%	1.81%

60 to 89 days	1.25%	1.25%

90+ days	2.80%	2.80%

Gross Monthly Payment Rate	16.64%	16.64%

               >CAPITAL ONE MASTER TRUST
               >Trust Excess Spread Analysis
               >October-02

Card Trust	COMT 00-2	COMT 00-3

Deal Size	$750MM	$1000MM

Expected Maturity(Class A):	06/15/2005	08/15/2007

Portfolio Yield	21.17%	21.17%

LESS: (Wt Avg) Coupon	7.26%	2.52%

SVC Fees	2.00%	2.00%

Net Charge-Offs	4.80%	4.80%

Excess Spread: Oct-02	7.10%	11.84%

Sep-02	7.12%	11.66%

Aug-02	7.88%	12.73%

3-Mo Avg Excess Spread	7.37%	12.07%

Delinquents: 30 to 59 days	1.81%	1.81%

60 to 89 days	1.25%	1.25%

90+ days	2.80%	2.80%

Gross Monthly Payment Rate	16.64%	16.64%

               >CAPITAL ONE MASTER TRUST
               >Trust Excess Spread Analysis
               >October-02

Card Trust	COMT 00-4	COMT 00-5

Deal Size	$1200MM	$1250MM

Expected Maturity(Class A):	10/17/2005	10/15/2003

Portfolio Yield	21.17%	21.17%

LESS: (Wt Avg) Coupon	5.96%	5.86%

SVC Fees	2.00%	2.00%

Net Charge-Offs	4.80%	4.80%

Excess Spread: Oct-02	8.41%	8.50%

Sep-02	8.45%	8.55%

Aug-02	9.18%	9.27%

3-Mo Avg Excess Spread	8.68%	8.77%

Delinquents: 30 to 59 days	1.81%	1.81%

60 to 89 days	1.25%	1.25%

90+ days	2.80%	2.80%

Gross Monthly Payment Rate	16.64%	16.64%

               >CAPITAL ONE MASTER TRUST
               >Trust Excess Spread Analysis
               >October-02

Card Trust	COMT 01-1	COMT 01-2

Deal Size	$1200MM	$1200MM

Expected Maturity(Class A):	2/15/2008	3/15/2006

Portfolio Yield	21.17%	21.17%

LESS: (Wt Avg) Coupon	2.05%	5.02%

SVC Fees	2.00%	2.00%

Net Charge-Offs	4.80%	4.80%

Excess Spread: Oct-02	12.31%	9.35%

Sep-02	12.18%	9.40%

Aug-02	13.17%	10.12%

3-Mo Avg Excess Spread	12.55%	9.62%

Delinquents: 30 to 59 days	1.81%	1.81%

60 to 89 days	1.25%	1.25%

90+ days	2.80%	2.80%

Gross Monthly Payment Rate	16.64%	16.64%

               >CAPITAL ONE MASTER TRUST
               >Trust Excess Spread Analysis
               >October-02

Card Trust	COMT 01-3	COMT 01-4

Deal Size	$750MM	$1000MM

Expected Maturity(Class A):	5/15/2006	6/15/2004

Portfolio Yield	21.17%	21.17%

LESS: (Wt Avg) Coupon	5.02%	2.06%

SVC Fees	2.00%	2.00%

Net Charge-Offs	4.80%	4.80%

Excess Spread: Oct-02	9.35%	12.30%

Sep-02	9.39%	12.18%

Aug-02	10.11%	12.18%

3-Mo Avg Excess Spread	9.62%	12.22%

Delinquents: 30 to 59 days	1.81%	1.81%

60 to 89 days	1.25%	1.25%

90+ days	2.80%	2.80%

Gross Monthly Payment Rate	16.64%	16.64%

               >CAPITAL ONE MASTER TRUST
               >Trust Excess Spread Analysis
               >October-02

Card Trust	COMT 01-5	COMT 01-6

Deal Size	$1000MM	$1300MM

Expected Maturity(Class A):	8/15/2006	8/15/2008

Portfolio Yield	21.17%	21.17%

LESS: (Wt Avg) Coupon	4.89%	2.35%

SVC Fees	2.00%	2.00%

Net Charge-Offs	4.80%	4.80%

Excess Spread: Oct-02	9.47%	12.01%

Sep-02	9.52%	11.84%

Aug-02	10.24%	12.89%

3-Mo Avg Excess Spread	9.75%	12.25%

Delinquents: 30 to 59 days	1.81%	1.81%

60 to 89 days	1.25%	1.25%

90+ days	2.80%	2.80%

Gross Monthly Payment Rate	16.64%	16.64%

               >CAPITAL ONE MASTER TRUST
               >Trust Excess Spread Analysis
               >October-02

Card Trust	COMT 01-7	COMT 01-8

Deal Size	$1000MM	$1000MM

Expected Maturity(Class A):	10/15/2004	10/16/2006

Portfolio Yield	21.17%	21.17%

LESS: (Wt Avg) Coupon	3.67%	4.32%

SVC Fees	2.00%	2.00%

Net Charge-Offs	4.80%	4.80%

Excess Spread: Oct-02	10.69%	10.04%

Sep-02	10.74%	10.09%

Aug-02	11.46%	10.81%

3-Mo Avg Excess Spread	10.97%	10.32%

Delinquents: 30 to 59 days	1.81%	1.81%

60 to 89 days	1.25%	1.25%

90+ days	2.80%	2.80%

Gross Monthly Payment Rate	16.64%	16.64%

               >CAPITAL ONE MASTER TRUST
               >Trust Excess Spread Analysis
               >October-02

Card Trust	COMT 02-1	COMT 02-2

Deal Size	$985MM	$620MM

Expected Maturity(Class A):	1/15/2009	3/15/2007

Portfolio Yield	21.17%	21.17%

LESS: (Wt Avg) Coupon	2.08%	2.02%

SVC Fees	2.00%	2.00%

Net Charge-Offs	4.80%	4.80%

Excess Spread: Oct-02	12.28%	12.35%

Sep-02	12.15%	12.21%

Aug-02	13.14%	13.21%

3-Mo Avg Excess Spread	12.52%	12.59%

Delinquents: 30 to 59 days	1.81%	1.81%

60 to 89 days	1.25%	1.25%

90+ days	2.80%	2.80%

Gross Monthly Payment Rate	16.64%	16.64%

               >CAPITAL ONE MASTER TRUST
               >Trust Excess Spread Analysis
               >October-02

Card Trust	COMT 02-3	COMT 02-4

Deal Size	$1350MM	$750MM

Expected Maturity(Class A):	4/15/2005	5/15/2007

Portfolio Yield	21.17%	21.17%

LESS: (Wt Avg) Coupon	2.18%	4.59%

SVC Fees	2.00%	2.00%

Net Charge-Offs	4.80%	4.80%

Excess Spread: Oct-02	12.18%	9.77%

Sep-02	12.02%	9.82%

Aug-02	13.06%	10.54%

3-Mo Avg Excess Spread	12.42%	10.04%

Delinquents: 30 to 59 days	1.81%	1.81%

60 to 89 days	1.25%	1.25%

90+ days	2.80%	2.80%

Gross Monthly Payment Rate	16.64%	16.64%

>CAPITAL ONE MASTER TRUST

(**) This material is for informational purposes only and is not an offer of securities for sale in the United States. These securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Capital One Master Trust performance statistics are also available at the
Capital One web site:
http://www.capitalone.com/about/invest/financials/abs.shtml

* Represents Non-US Denominated Transactions.